Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:                 Daniel Zeff

Date of Earliest Transaction Required to be Reported:          March 12, 2009

Issuer Name and Ticker Symbol:      Sport-Haley, Inc. (SPOR)

Names:            Zeff Holding Company, LLC, Zeff Capital Partners I, L.P.
                  and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Sport-Haley, Inc.


ZEFF HOLDING COMPANY, LLC      ZEFF CAPITAL PARTNERS I, L.P

                               By:  Zeff Holding Company, LLC,
                                    as general partner

By:                            By:
    ---------------------             --------------------------
    Name:  Daniel Zeff                Name:  Daniel Zeff
    Title:     Manager                Title:     Manager



SPECTRUM GALAXY FUND LTD.




By:
      -----------------------------
      Name:  Dion R. Friedland
      Title:     Director



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